UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 20, 2011 (January 13, 2010)
Buckeye Partners, L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9356 (Commission File Number)	23-2432497 (I.R.S. Employer Identification No.)

One Greenway Plaza
Suite 600
Houston, TX	77046
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (832) 615-8600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
          BORCO Acquisition
          On January 18, 2011, Buckeye Atlantic Holdings LLC, a wholly owned subsidiary of Buckeye Partners, L.P. ( the “Partnership”), completed the previously announced acquisition of an indirect 80% interest in FR Borco Coop Holdings, L.P. (“FRBCH”), which owns Bahamas Oil Refining Company International (“BORCO”), from affiliates of FRC Founders Corporation (“First Reserve”) for an aggregate purchase price of $1.36 billion. The purchase price was paid in a combination of cash and equity. At closing, approximately $644 million in cash was paid to First Reserve, $400 million of consideration was paid by the issuance of LP Units and Class B Units to First Reserve, as described in Item 3.02 below, approximately $63 million was used to pay applicable Bahamian transfer taxes, approximately $320 million was used to repay existing indebtedness of a subsidiary of FRBCH, approximately $18 million was used to make certain payments to BORCO’s operator and indirect minority owner and bonuses to employees that became payable as a result of the transaction and approximately $9 million was used to pay certain fees and expenses incurred by FRBCH and its affiliates in connection with the transaction.
          The information set forth in the Partnership’s current report on Form 8-K filed on December 21, 2010 under Item 1.01. “Entry Into a Material Definitive Agreement” is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
          On January 18 and 19, 2011, the Partnership issued 5,794,725 limited partnership units (“LP Units”) and 1,314,870 Class B units (“Class B Units”), each representing limited partner interests, to institutional investors for aggregate consideration of approximately $425 million.
          On January 18, 2011, the Partnership issued 2,483,444 LP Units and 4,382,889 Class B Units to First Reserve as $400 million of consideration for the acquisition of an indirect interest in FRBCH.
          The information set forth in the Partnership’s current report on Form 8-K filed on December 21, 2010 under the heading “Unit Purchase Agreements” in Item 1.01. is incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          On January 18, 2011, Buckeye GP LLC (the “General Partner”), the general partner of the Partnership entered into Amendment No. 1 to the Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amendment”), which became effective on January 18, 2011. The Amendment establishes the terms of the Class B Units, as more fully described in the information incorporated by reference herein. A copy of the Amendment is filed as an exhibit to this Current Report and is incorporated into this Item 5.03 by reference.
Item 8.01. Other Events.
          On January 13, 2011, the Partnership entered into a Seventh Supplemental Indenture, dated January 13, 2011, between the Partnership and U.S. Bank National Association (successor-in-interest to SunTrust Bank) (the “Supplemental Indenture”), in connection with the issuance and sale by the Partnership of $650,000,000 aggregate principal amount of 4.85% senior unsecured notes due 2021 (the “Senior Notes”). A copy of the Supplemental Indenture is filed as Exhibit 4.1 to this report and is incorporated by reference herein. The offering of the Senior Notes was registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (File No. 333-155522).
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

3.1	Amendment No. 1 to Amended and Restated Agreement of Limited Partnership of Buckeye Partners, L.P., dated as of January 18, 2011.

4.1	Seventh Supplemental Indenture, dated January 13, 2011, between Buckeye Partners, L.P. and U.S. Bank National Association (successor-in-interest to SunTrust Bank).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.
By:	Buckeye GP LLC,
its General Partner

By:	/s/ William H. Schmidt, Jr.
William H. Schmidt, Jr.
Vice President and General Counsel

Dated January 20, 2011

Exhibit Index
3.1	Amendment No. 1 to Amended and Restated Agreement of Limited Partnership of Buckeye Partners, L.P., dated as of January 18, 2011.

4.1	Seventh Supplemental Indenture, dated January 13, 2011, between Buckeye Partners, L.P. and U.S. Bank National Association (successor-in-interest to SunTrust Bank).

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